Exhibit (g)(1)


                             POWER OF ATTORNEY


     Forum Group, Inc. (the "Company") hereby constitutes and appoints Kristi D. Bohling, Troy B. Lewis and Robert A. Profusek, and each of them, as the Company's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on the Company's behalf any and all Tender Offer Statements on Schedule 14D-1 and Rule 13E-3 Transaction Statements on Schedule 13E-3, and any or all amendments thereto, relating to the preferred depositary units representing preferred limited partners' interests in Forum Retirement Partners, L.P., and to file the same, with all exhibits thereto, and all other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact or agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  October 2, 1995            FORUM GROUP, INC.


                                   By:           Dennis L. Lehman
                                       ------------------------------------
                                       Dennis L. Lehman,
                                       Senior Vice President and
                                         Chief Financial Officer

                             POWER OF ATTORNEY


     Forum A/H, Inc. (the "Company") hereby constitutes and appoints
Kristi D. Bohling, Troy B. Lewis and Robert A. Profusek, and each of them, as the Company's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on the Company's behalf any and all Tender Offer Statements on
Schedule 14D-1 and Rule 13E-3 Transaction Statements on Schedule 13E-3, and any or all amendments thereto, relating to the preferred depositary units representing preferred limited partners' interests in Forum
Retirement Partners, L.P., and to file the same, with all exhibits thereto, and all other documents required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact or agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  October 2, 1995            FORUM A/H, INC.


                                   By:           Dennis L. Lehman
                                       ------------------------------------
                                       Dennis L. Lehman,
                                       Vice President